Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
2-34393, 811-1879


December 14, 2006 Shareholder Meeting
     A Special Meeting of Shareholders of Janus Global Research Fund (formerly named Janus Research Fund) was held December 14, 2006. At the meeting, the following matter was voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal
     To approve an amendment to the Fund's investment advisory agreement,  which
changes  the  Fund's   benchmark   index  for   purposes  of   calculating   the
performance-based advisory fee.

------------------------- ----------------------- ------------------------------------------------------------------
          Fund              Record Date Votes                              Number of Votes
                                                  ------------------------------------------------------------------
                                                  -------------------- ------------------ --------------------------
                                                      Affirmative           Against                Abstain
------------------------- ----------------------- -------------------- ------------------ --------------------------
------------------------- ----------------------- -------------------- ------------------ --------------------------
Janus Global Research          92,238,430            42,231,208           3,432,697              1,949,841
        Fund(1)
------------------------- ----------------------- -------------------- ------------------ --------------------------
------------------------ -------------------------------------------- -------------------------------------------
         Fund               Percentage of Total Outstanding Votes                Percentage of Voted
                         -------------------------------------------- -------------------------------------------
                         ------------- ------------ ----------------- -------------- ------------ ---------------
                         Affirmative     Against        Abstain        Affirmative     Against       Abstain
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
Janus Global Research      45.79%        3.72%          2.11%           88.70%         7.20%         4.10%
        Fund(1)
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------

(1) Formerly named Janus Research Fund.





















February 16, 2007 Shareholder Meeting
     A Special Meeting of Shareholders of Janus Money Market Fund and Janus Government Money Market Fund was held February 16, 2007. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1
     To approve the transactions contemplated under an Agreement and Plan of Reorganization.


---------------------------- ----------------------- ------------------------------------------------------------------
           Fund                Record Date Votes                              Number of Votes
                                                     ------------------------------------------------------------------
                                                     -------------------- ------------------ --------------------------
                                                         Affirmative           Against                Abstain
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
Janus Money Market Fund -       9,217,486,425          4,667,332,486        61,080,440             56,864,335
      Investor Shares
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
 Janus Money Market Fund -
   Institutional Shares          7,785,595,300          4,274,430,895         3,716,508             13,529,383
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
 Janus Money Market Fund -
      Service Shares               35,069,354            26,475,292              --                     --
---------------------------- ----------------------- -------------------- ------------------ --------------------------
------------------------ -------------------------------------------- -------------------------------------------
         Fund               Percentage of Total Outstanding Votes                Percentage of Voted
                         -------------------------------------------- -------------------------------------------
                         ------------- ------------ ----------------- -------------- ------------ ---------------
                         Affirmative     Against        Abstain        Affirmative     Against       Abstain
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
 Janus Money Market        50.64%        0.66%          0.62%           97.54%         1.28%         1.18%
Fund - Investor Shares
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
  Janus Money Market
 Fund - Institutional
        Shares              54.90%        0.05%          0.17%           99.60%         0.09%         0.31%
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
  Janus Money Market
 Fund - Service Shares      75.49%         --              --            100.00%         --             --
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------


Proposal 2
To approve the transactions contemplated under an Agreement and Plan of Reorganization.

---------------------------- ----------------------- ------------------------------------------------------------------
           Fund                Record Date Votes                              Number of Votes
                                                     ------------------------------------------------------------------
                                                     -------------------- ------------------ --------------------------
                                                         Affirmative           Against                Abstain
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
Janus Government Money          900,895,265            460,770,245          8,326,377              5,654,346
  Market Fund - Investor
          Shares
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
  Janus Government Money
       Market Fund -
   Institutional Shares           567,547,749            299,234,746             --                     --
---------------------------- ----------------------- -------------------- ------------------ --------------------------
---------------------------- ----------------------- -------------------- ------------------ --------------------------
  Janus Government Money
   Market Fund - Service
          Shares                  158,304,676            114,329,286          1,495,136                 --
---------------------------- ----------------------- -------------------- ------------------ --------------------------


------------------------ -------------------------------------------- -------------------------------------------
         Fund               Percentage of Total Outstanding Votes                Percentage of Voted
                         -------------------------------------------- -------------------------------------------
                         ------------- ------------ ----------------- -------------- ------------ ---------------
                         Affirmative     Against        Abstain        Affirmative     Against       Abstain
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
Janus Government Money      51.15%        0.92%          0.62%           97.06%         1.75%         1.19%
     Market Fund -
    Investor Shares
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
Janus Government Money
     Market Fund -
 Institutional Shares       52.72%         --              --            100.00%         --             --
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------
Janus Government Money
 Market Fund - Service
        Shares              72.22%        0.94%            --            98.71%         1.29%           --
------------------------ ------------- ------------ ----------------- -------------- ------------ ---------------